Exhibit 99.1

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Senseonics Announces CE Mark Approval of the Eversense® CGM System

The world’s first implantable and long-term glucose sensor eliminates need for weekly sensor insertion

Germantown, MD,  May 10,  2016  (BUSINESS WIRE)-- Senseonics Holdings, Inc. (NYSE-MKT:SENS),  a medical technology company focused on the development and commercialization of a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today announced it has received CE Mark approval for the Eversense® Continuous Glucose Monitoring (CGM) System.

 “The CE Mark approval is a significant accomplishment for Senseonics as this application required rigorous regulatory review against high clinical and safety standards,” said Dr. Tim Goodnow, CEO and President of Senseonics.  “The approval enables the company to market and sell the Eversense System in European Union (EU) member countries, and we are prepared to make this important medical device available to people with diabetes.”

The Eversense System includes an implanted glucose sensor that lasts up to 90 days, a wearable and removable smart transmitter to calculate glucose levels, and a mobile app for display of real-time glucose readings.  The Eversense System is now the world’s first long-term wear sensor, which eliminates the weekly sensor insertion required by currently marketed CGM systems.  The previously presented multi-center European PRECISE pivotal trial showed strong accuracy and safety results throughout the 90 day use of the Eversense CGM System.

CE Marking confirms that the product meets the Essential Requirements of the Active Implantable Medical Device Directive (AIMDD 90/385/EEC).  The system is indicated for continually measuring interstitial fluid glucose levels in adults and to be used as an adjunctive device; to complement information obtained from standard home blood glucose meters.  In conjunction with the CE Mark approval, Senseonics will conduct post market surveillance activities which will include gathering long-term safety and performance data from repeated sensor insertions.

“We look forward to introducing  the Eversense CGM System in Europe beginning with commercialization efforts in Sweden in partnership with our exclusive distributor, Rubin Medical,” added Dr Goodnow.

As previously announced, Senseonics will report its First Quarter 2016 earnings after market close on May 12, 2016 and will hold its First Quarter 2016 Earnings Call on May 12, 2016 at 4:30 pm ET.

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Our first generation continuous glucose monitoring (CGM) system, Eversense®, includes a small sensor, smart transmitter and mobile application. Based on fluorescence sensing technology, the sensor is designed to be inserted subcutaneously and communicate with the smart transmitter to wirelessly transmit glucose levels to a mobile device. After insertion, the sensor is designed to continually and accurately measure glucose levels.  For more information on Senseonics, please visit www.senseonics.com.

Forward Looking Statements

Certain statements contained in this press release, other than statements of fact that are independently verifiable at the date hereof, may constitute “forward-looking statements.” These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, including statements regarding the commercial launch of Eversense®, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control. Other risks and uncertainties are more fully described in the section entitled “Risk Factors” in Senseonics Holdings, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 19, 2016. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. Unless otherwise required by applicable securities laws, we do not intend, nor do we undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise. While we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

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INVESTOR CONTACT

R. Don Elsey

Chief Financial Officer

301.556.1602

don.elsey@senseonics.com